EXHIBIT 23.2

Robert G. Jeffrey
CERTIFIED PUBLIC ACCOUNTANTS
61 Berdan Avenue
Wayne, NJ 07470-3231

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement of China Shuangji Cement Ltd., on Form S-8, of our report dated May 12, 2009, appearing in the Annual Report on Form 10-K of China Shuangji Cement Ltd. for the year ended December 31, 2008.

/s/ Robert G. Jeffrey
Robert G. Jeffrey
Robert G. Jeffrey Certified Public Accountants

Wayne, New Jersey
February 12, 2010